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                                                                    EXHIBIT 10.4

                        TRANSITION AGREEMENT AND RELEASE

         This TRANSITION AGREEMENT AND RELEASE (the "Agreement") is made as of the 22nd day of January, 1999, by and between Security Dynamics Technologies, Inc. (the "Company) and Albert E. Sisto (the "Employee").

         WHEREAS, the parties wish to resolve amicably the Employee's transition from active employment with the Company to inactive status;

         NOW, THEREFORE, in consideration of the promises and conditions set forth herein, the sufficiency of which is hereby acknowledged, the Company and the Employee agree as follows:

1. TRANSITION DATE. The Employee shall become an inactive employee on January 29, 1999 thereafter this date shall be referred to as the "Transition Date"). Until the Transition Date, the Employee will devote his entire business time, attention and energies to the business and interests of the Company.

2. CONSIDERATION. In consideration for the execution of this Agreement, during the period commencing on the Transition Date and, unless extended pursuant to the terms of Paragraph 2(d) of this Agreement, terminating on March 31, 2000 (inclusive of 160 hours or 4 weeks vacation time accrued) (the "Wind-down Period"):

         (a) The Company will pay the Employee his base salary in effect on the Transition Date, less all applicable state and federal taxes, and 401(k) contributions, on the same schedule as the Employee's salary is currently paid;

         (b) The Company will provide the Employee with medical, dental and other




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                  insurance benefits on the same cost-sharing basis as the
                  Company provides such benefits to its other employees; PROVIDED HOWEVER, that in the event that the Employee accepts a new offer of employment during the Wind-down Period, the Employee will give the Company notice of this event, and the Company shall have no further obligation to provide Employee with such benefits as of the date on which the Employee becomes eligible to receive benefits coverage from his new employer; and

         (c) The Employee's stock options dated November 12, 1997, June 26, 1998 and July 16, 1998 will continue to vest in accordance with the schedules set forth in Attachments A, B and C and under the terms of their repricing effective August 12, 1999 (see Attachment D). The Employee acknowledges and agrees that the arrangement described in this paragraph 2 (c) may result in the conversion of Employee's incentive stock options to nonqualified stock options, and the Company makes no representations regarding any tax treatment of Employee's stock options as a result of the Employee's execution of this Agreement. These options will expire on the 91st day following termination of the Wind-down Period.

3. EFFECT ON EMPLOYEE'S EMPLOYMENT AGREEMENT. Upon execution of this Agreement, the Employment Agreement dated September 4, 1998 between the Employee and the Company shall be terminated and of no further force and effect.

4. RELEASE. The Employee hereby fully, forever, irrevocably and unconditionally releases and discharges the Company, its officers, directors, stockholders, corporate


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affiliates, agents and employees from any and all claims, charges, complaints, demands, actions, causes of action, suits, rights, debts, sums of money, costs, accounts, reckonings, covenants, contracts, agreements, promises, doings, omissions, damages, executions, obligations, liabilities, and expenses (including attorney's fees and costs), of every kind and nature which he ever had or now has against the Company, its officers, directors, stockholders, corporate affiliates, agents and employees, including, but not limited to, all claims relating to the Employment Agreement, and claims arising out of his employment; all employment discrimination claims under Title VII of the Civil Right Act of 1964, 42 U.S.C. ss.2000e ET SEQ., the Age Discrimination in Employment Act, 29 U.S.C. ss.621 ET SEQ., M.G.L. c. 151B, ss.1 ET SEQ., the Americans With Disabilities Act, 29 U.S.C. ss.706 ET SEQ., and the National Labor Relations Act, 29 U.S.C. ss.151 ET SEQ.; damages arising out of all employment discrimination claims; the Massachusetts Fair Employment Practices Act, M.G.L. c.151B ss.1 ET SEQ., all claims under the Massachusetts Civil Rights Act, the Employee Retirement Income Security Act, 29 U.S.C. ss.1001 ET SEQ., the Family and Medical Leave Act, 29 U.S.C. ss.2601 ET SEQ., and California Government Code ss. 19200 ET SEQ.; wrongful discharge claims, breach of contract claims and all other statutory or common law claims and damages.

5. REPRESENTATION BY EMPLOYEE. The Employee further represents and warrants that he has not filed any complaints, charges, or claims for relief against the Company, its officers, directors, stockholders, corporate affiliates, agents or employees with any local, state or federal court or administrative agency which currently are outstanding.

6. CIVIL CODE. The Employee agrees that this Agreement is intended to apply to



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claims not known or suspected to exist at the time of the execution of this
Agreement. After an opportunity to confer with counsel, the Employee hereby waives all of his rights under ss. 1542 of the California Civil Code, which states as follows:

         A general release does not extend to claims, which a creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected his settlement with the debtor.

7. NO REINSTATEMENT. The Employee understands and agrees that as a condition for payment to him of the above-described sums, he shall not be entitled to any employment with the Company or with any of its corporate affiliates at any time in the future, and he will not apply for employment with the Company or with any of its corporate affiliates.

8. NATURE OF AGREEMENT. The Employee understands and agrees that this Agreement is a transition agreement and does not constitute an admission of liability or wrongdoing on the part of the Company.

9. AMENDMENT. This Agreement shall be binding upon the parties and may not be abandoned, supplemented, changed or modified in any manner, orally or otherwise, except by an instrument in writing of concurrent or subsequent date sighed by a duly authorized representative of the parties hereto. This Agreement is binding upon and shall inure to the benefit of the parties and their respective agents, assigns, heirs, executors, successors and administrators.

10. VALIDITY. Should any provision of this Agreement be declared or be determined by any court of competent jurisdiction to be illegal or invalid, the validity of the remaining parts, terms, or provisions shall not be affected thereby and said illegal and


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invalid part, term or provision shall be deemed not to be a part of this
Agreement.

11. CONFIDENTIALITY. The Employee understands and agrees that the terms and contents of this Agreement, and the contents of the negotiations and discussions resulting in the Agreement, shall be maintained as confidential by the Employee, his agents and representatives, and none of the above shall be disclosed except to the extent required by federal or state law or as otherwise agreed to in writing by the authorized agent of each party.

12. ENTIRE AGREEMENT. This Agreement contains and constitutes the entire understanding and agreement between the parties hereto with respect to this arrangement and cancels all previous oral and written negotiations, agreements, commitments, and writings in connection therewith including the Employment Agreement; PROVIDED that the Employee acknowledges that he has continuing obligations to the Company under his "Employee Nondisclosure and Developments Agreement" (the "Nondisclosure Agreement"), a copy of which is attached as EXHIBIT A. Any violation by the Employee of this Agreement or the Nondisclosure Agreement or any other agreement shall entitle the Company to cease salary and benefits continuation and recoup any amounts paid hereunder. In addition, Employee's stock options shall cease to vest as of the date of any such violation.

13. APPLICABLE LAW. This Agreement shall be governed by the laws of the Commonwealth of Massachusetts.

14. VOLUNTARY ASSENT. The Employee affirms that no other promises or agreements of any kind have been made to or with him by any person or entity whatsoever to cause


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him to sign this Agreement, and that he fully understands the meaning and intent of this Agreement. The Employee states and represents that he has had an opportunity to fully discuss and review the terms of this Agreement with an attorney. The Employee further states and represents that he has carefully read this Agreement and understands the contents herein, freely and voluntarily assents to all of the terms and conditions hereof, and signs his name of his own free act.

15. ACKNOWLEDGMENTS. The Employee acknowledges that he has been given twenty-one (21) days to consider this Agreement and that the Company advised him to consult with any attorney of his own choosing prior to signing this Agreement. The Employee may revoke this Agreement for a period of seven (7) days after the execution of this Agreement, and the Agreement shall not be effective or enforceable until the expiration of this seven (7) day revocation period.

         IN WITNESS WHEREOF, all parties have set their hand and seal to this Agreement as of the date written above.


By: /s/ Arthur W. Coviello, Jr.              Date:
    --------------------------------               -----------------------------

By: /s/ D. James Bidzos                      Date:
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